Exhibit 10.(d)

AMENDMENT XXVIII

Effective April 1, 2000

Amendment XXVIII to the Automatic Reinsurance Agreement, effective April 1, 1984, between ReliaStar Life Insurance Company (Reinsurer) and ReliaStar Life Insurance Company of New York (Company).

The parties to the Agreement recognize that the rate table associated with Amendment XI, effective April 1, 2000, was missing from the Amendment. The Company and Reinsurer agree to correct Amendment XI by adding the missing rate table via this Amendment XXVIII.

Now therefore, the Company and the Reinsurer agree that the rate table attached to this Amendment shall be added to the Agreement as part of Exhibit II, Part 2, effective April 1, 2000.

Except as herein specified, all the terms and conditions of the Reinsurance Agreement shall apply, and this Amendment is to be added to and made part of the aforesaid Agreement.

In witness of the above, ReliaStar Life Insurance Company and ReliaStar Life Insurance Company of New York have by their respective officers executed and delivered this Amendment XXVIII in duplicate on the dates indicated below, with an Effective Date of April 1, 2000.

RELIASTAR LIFE INSURANCE COMPANY		RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK
By:	/s/ Richard Lau	By:	/s/ Richard Lau
	Richard Lau		Richard Lau
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	7-10-06	Date:	7-10-06
Attest:	/s/ Mary Broesch	Attest:	/s/ Mary Broesch
	Mary Broesch		Mary Broesch
Title:	Vice President & Actuary	Title:	Vice President & Actuary

Date:	July 10, 2006	Date:	7-10-06

EXHIBIT II – PART 2

Reinsurance Mortality Table

Omitted.